Exhibit 99.1

OCERA THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Table of Contents

Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2013	2
Unaudited Pro Forma Consolidated Statement of Operations and Comprehensive Loss for the nine months ended September 30, 2013	3
Notes to Unaudited Pro Forma Consolidated Financial Statements	4

Ocera Therapeutics, Inc.

(A Development Stage Company)

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2013

(In thousands)

		Pro Forma		Unaudited
	Historical	Adjustments		Pro Forma

Assets
Current assets:
Cash and cash equivalents	$21,691	$4,000	(A)	$25,691
Accounts receivable, net	66	—		66
Investment tax credits receivable, current portion	310	—		310
Prepaid expenses and other current assets	519	—		519
Total current assets	22,586	4,000		26,586
Property and equipment, net	707	(474	)(B)	233
Investment tax credits receivable	275	—		275
Intangible assets, net	4,099	(2,147	)(C)	1,952
Goodwill	917	(383	)(C)	534
Total assets	$28,584	$996		$29,580

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$845	$—		$845
Accrued liabilities	2,096	—		2,096
Total current liabilities	2,941	—		2,941

Other long-term liabilities	5	—		5
Total Liabilities	2,946			2,946

Stockholders’ equity:
Common stock	—	—		—
Additional paid-in capital	99,830	—		99,830
Accumulated other comprehensive loss	2	—		2
Deficit accumulated during development stage	(74,194)	996	(D)	(73,198)
Total stockholders’ equity	25,638	996		26,634
Total liabilities and stockholders’ equity	$28,584	$996		$29,580

See accompanying notes to unaudited pro forma consolidated financial statements.

Ocera Therapeutics, Inc.

(A Development Stage Company)

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

AND COMPREHENSIVE LOSS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

(In thousands, except Share and Per Share Data)

		Pro Forma		Unaudited
	Historical	Adjustments		Pro Forma

Revenue:
Licensing and other revenue	$200	$—		$200
Total revenue	200	—		200

Operating expenses:
Research and development	2,288	(30	)(E)	2,258
General and administrative	5,381	—		5,381
Amortization of intangibles	265	(93	)(F)	172
Restructuring charges	742	—		742
Impairment of intangibles	1,576	—		1,576
Total operating expenses	10,252	(123)		10,129

Other income (expense):
Interest and other income	1	—		1
Interest and other expense	(186)	—		(186)
Change in valuation of warrants	15	—		15
Total other income (expense), net	(170)	—		(170)
Net loss	$(10,222)	$123		$(10,099)

Net loss per share:
Net loss per share—basic and diluted	$(2.78)			$(2.74)
Weighted average shares—basic and diluted	3,683,156			3,683,156

Other comprehensive loss:
Net loss	$(10,222)	$123		$(10,099)
Foreign currency translation adjustment	2	—		2
Comprehensive loss	$(10,220)	$123		$(10,097)

See accompanying notes to unaudited pro forma consolidated financial statements.

Ocera Therapeutics, Inc.

(A Development Stage Company)

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

1. Description of Transaction and Basis of Presentation

Description of Transaction

On July 15, 2013, Terrapin Acquisition, Inc., a Delaware corporation (“Merger Sub”), a wholly owned subsidiary of Tranzyme, Inc., a Delaware corporation (“Tranzyme”), completed its merger (the “Merger”) with and into Ocera Therapeutics, Inc., a private Delaware corporation (“Private Ocera”). The Merger was effected pursuant to an Agreement and Plan of Merger and Reorganization, dated as of April 23, 2013, by and among Tranzyme, Private Ocera and Merger Sub. In connection with the Merger, the combined company changed its name to Ocera Therapeutics, Inc. (the “Company”) and the name of Private Ocera was changed to Ocera Subsidiary, Inc.  On December 17, 2013, the Company announced that it had entered into a Technology Transfer and License Agreement with Genentech, Inc. (“Genentech”) and F. Hoffman-La Roche, Ltd. (“Roche”, and together with Genentech, the “Licensee”) to transfer ownership of equipment and materials related to the use of the MATCH™ technology, which was acquired in the Merger, and grant a license to the License under the Company’s related intellectual property rights.  On February 18, 2014, the Company completed the remaining substantive performance obligation under the Technology Transfer and License Agreement.

Basis of Presentation

The unaudited pro forma consolidated financial statements were prepared in accordance with the regulations of the SEC and is intended to show how the sale of MATCH™ technology and the related equipment and materials might have affected the historical consolidated statement of operations and comprehensive loss if the sale had been consummated on July 15, 2013, the date of Merger, and how the sale might have affected the historical consolidated balance sheet if the sale had been consummated on September 30, 2013.

The historical financial information on which the pro forma statements are based is included in the Company’s Periodic Report on Form 10-Q filed for the nine months ended September 30, 2013, which was filed with the Securities and Exchange Commission on November 13, 2013. The unaudited pro forma consolidated financial statements and the notes thereto should be read in conjunction with these historical consolidated financial statements.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are subject to a number of assumptions which may not be indicative of the results of operations that would have occurred had the disposition been completed at the dates indicated or what the results will be for any future periods. The unaudited pro forma consolidated statement of operations do not include the gain or loss that the Company may recognize from the sale of MATCH™ technology and the related equipment and materials if the transaction was completed at the beginning of the period presented.

2. Pro Forma Adjustments

The pro forma adjustments are as follows:

(A)         Adjustment is recorded to reflect the net cash anticipated to be received from disposition of assets.

(B)         Adjustment is recorded to reflect the disposal of equipment.

(C)         Adjustment is recorded to reflect the disposal of intangible assets.

(D)         Adjustment is recorded to reflect the anticipated gain from disposition of assets.

(E)          Adjustment is recorded to reflect the removal of depreciation expense of assets disposed.

(F)           Adjustment is recorded to reflect the removal of amortization expense of intangible assets disposed.